UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 23, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     As previously disclosed, on June 8, 2009, Quiksilver, Inc., a Delaware corporation (“Company”), and its subsidiary Quiksilver Americas, Inc. (“Quiksilver Americas”), entered into a commitment letter (the “Revolving Credit Commitment Letter”) with Bank of America, N.A. (“Bank”), Banc of America Securities LLC, General Electric Capital Corporation (“GECC”), and GE Capital Markets, Inc., pursuant to which the Bank and GECC committed, subject to certain conditions, to provide a senior secured asset-based revolving credit facility to Quiksilver Americas and certain of its domestic subsidiaries in the aggregate principal amount of $200 million (the “Revolving Facility”). On June 24, 2009, the same parties entered into an amendment of the Revolving Credit Commitment Letter (the “Amendment”) to extend the date by which all specified conditions must be satisfied, from June 26, 2009 to July 31, 2009, in order to coincide with the date by which all specified conditions must be satisfied with respect to the Company’s previously disclosed Rhône Term Loan Facilities Commitment Letter.
     The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the Amendment is not complete and is qualified in its entirety by reference to the exhibit.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 23, 2009, the Company entered into Stock Option Cancellation Agreements (“Cancellation Agreements”) with each of the Company’s executive officers, pursuant to which such individuals agreed to the surrender and cancellation of certain previously granted stock options to purchase shares of the Company’s common stock in order to make additional shares available under the Company’s 2000 Stock Incentive Plan for future stock option grants to Company personnel (other than to such executive officers). Pursuant to the terms of the Cancellation Agreements, the executive officers acknowledged and agreed that the surrender and cancellation of their respective options are without any expectation to receive, and without imposing any obligation on the Company to pay or grant, any cash payment, stock options or other consideration presently or in the future in regard to the cancellation of such options. Each stock option that was cancelled and surrendered by the executive officers had an exercise price in excess of $10.00 per share, and the aggregate number of stock options cancelled and surrendered by each executive officer is as follows: Robert B. McKnight, Jr. (Chairman of the Board, Chief Executive Officer and President) – 650,000 stock options; Charles S. Exon (Chief Administrative Officer, Secretary and General Counsel) – 242,000 stock options; Pierre Agnes (President – Quiksilver Europe) – 240,000 stock options; Craig Stevenson (President – Quiksilver Americas) – 111,667 stock options; and Joseph Scirocco (Chief Financial Officer) – 40,000 stock options.
     The form of Stock Option Cancellation Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K. The above description of the Stock Option Cancellation Agreements is not complete and is qualified in its entirety by reference to the exhibit.

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	First Amendment to Commitment Letter
10.2	Form of Stock Option Cancellation Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
10.1	First Amendment to Commitment Letter
10.2	Form of Stock Option Cancellation Agreement

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